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                                                                    EXHIBIT 99.1

                                               For Further Information, Contact:

                                                             Investor Relations:
                                                  Lippert/Heilshorn & Associates
                                                                   Keith Lippert
                                                                  (212) 838-3777
                                                                    Kris Otridge
                                                                  (415) 433-3777

                                                         Company Communications:
                                                              STM Wireless, Inc.
                                                                Frank T. Connors
                                                                  (949) 753-7864

                                                          Web Site: www.stmi.com


    STM WIRELESS, INC. ANNOUNCES CLOSING OF $14.6 MILLION INVESTMENT IN DTPI
                       SUBSIDIARY AND AGREEMENT WITH BANK

     IRVINE, CALIFORNIA, July 1, 1999 - STM WIRELESS, INC. (STM), (NASDAQ NM
Symbol: STMI) today announced the closing of the previously announced $14.6 million dollar strategic investment by REMEC, Inc. (NASDAQ NM Symbol: REMC) and Pequot Private Equity Fund, L.P. (Pequot) in Direc-To-Phone International, Inc.
(DTPI), STM's previously majority owned internet and telephony services subsidiary. Specifically, REMEC made a $5 million cash investment in DTPI and purchased existing DTPI shares from STM for an additional $4.6 million. Additionally, Pequot made a $2.5 million cash investment in DTPI and purchased existing DTPI shares from STM for an additional $2.5 million. STM also announced that it has permanently reduced its indebtedness to Wells Fargo HSBC Trade Bank (Trade Bank) by approximately $2.2 million and reached an agreement to extend the loan balance with Trade Bank through August 31, 1999, by which time the Company expects a replacement line of credit to be in place.

     Emil Youssefzadeh, Chairman and Chief Executive Officer of STM, said, "The investment in DTPI, along with the recent arrival of Claude Burgio as Chairman of the Board and Chief Executive Officer of DTPI, validates what we believe is the significant opportunity that DTPI has to benefit from the explosive growth for internet access and telephony services in developing markets."

     As a result of the investments by REMEC and Pequot in DTPI, STM's ownership

                                   - more -
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STM Wireless, Inc.
Page 2

in DTPI has been decreased from 75% to approximately 44%, which will result in STM deconsolidating the results of DTPI. Continued Youssefzadeh, "By separating the businesses we hope to better communicate the key valuation parameters for each business, the elements of which are substantially different for STM's core telecommunications equipment business and DTPI's service business."

About STM Wireless, Inc.
------------------------

     STM Wireless, Inc., headquartered in Irvine, California (Web Site: www.stmi.com), is an international provider of communication solutions for satellite telephony and data applications including broadband and Internet access products.

About Direc-To-Phone International, Inc.
----------------------------------------

     DTPI offers broadband Internet and low and medium density (LMD) telephony services to customers in developing markets. The Company is already a leading provider of fixed-station satellite-based LMD telephony services with operations in Venezuela and Mexico and plans to leverage its unique strength in LMD markets to provide IP-based data and voice services to urban markets as well.

About REMEC, Inc.
-----------------

     REMEC is a leader in the design and manufacture of microwave multi-function modules for microwave transmission systems used in the commercial wireless telecommunications market and defense applications.

About Pequot Private Equity Funds
---------------------------------

     The Pequot Private Equity Funds are the private placement/direct investment arm of Pequot Capital Management, Inc. The Pequot Private Equity Funds invest in public and late stage private companies in information technology, telecommunications and healthcare. Pequot Capital Management, Inc. is a research intensive investment firm with more than $5 billion in assets under management. Pequot Capital, which is 100% employee-owned, is headquartered in Westport, Connecticut, with offices in New York and California.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
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1995:
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This release contains forward looking statements within the meaning of Section
27A of the Securities Act of 1933, as amended, in Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties that may cause actual future results or results different materially and adversely from those described in the forward
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STM Wireless, Inc.
Page 3

looking statements. Additional important factors that may cause a difference between projected and actual results for the Company and DTPI include, but are not limited to, future compliance with financial and other covenants in the Company's agreements with its banks, the failure of the Company to secure an additional line of credit beyond August 31, 1999, future capital requirements, the long-term cycle involved in completing major contracts, particularly in foreign markets, political and economic risks involved in foreign markets and foreign currencies, increasing competitive pressures, and general economic conditions, technological advances, the timing of new product introductions, and the timing of operating and other expenditures, and other factors discussed in the Company's filings from time to time with the Securities Exchange Commission, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and the Form 10-Q for the first quarter of fiscal 1999. The Company disclaims any obligation to revise or update any forward looking statement that may be made from time to time by it or on its behalf.

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